Registration No. 333-

As filed with the Securities and Exchange Commission on March 3, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Virgin Media Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-3778247
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

909 Third Avenue, Suite 2863

New York, New York 10022

Tel: +1 (212) 906-8440

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Bryan H. Hall
Secretary and General Counsel
Virgin Media Inc.
909 Third Avenue, Suite 2863

New York, New York 10022

Tel: +1 (212) 906-8440

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Robert P. Mollen
Karen C. Wiedemann
Fried, Frank, Harris, Shriver & Jacobson (London) LLP
99 City Road
London, EC1Y 1AX
United Kingdom
Tel: +44 (0) 20 7972 9600

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

                If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register  additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share	25,769,060	(1)	$105.17	(2)	$2,710,132,040.20	(2)	$106,508.19	(3)(4)

(1)                                  Includes such additional number of shares as may be issuable upon exercise in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416(a) under the Securities Act.

(2)                                  Calculated pursuant to Rule 457(g) under the Securities Act based on the price at which the warrants may be exercised.

(3)                                  Computed in accordance with Rule 457(g) under the Securities Act by multiplying the proposed maximum aggregate offering price by $0.0000393.

(4)                                  Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the entire registration fee of $106,508.19 due under this Registration Statement by the $290,139.87 registration fee that was previously paid with respect to securities of the registrant that were registered on the Registration Statement on Form S-3 (File No. 333-132209) originally filed by the registrant on March 3, 2006 (the “Prior Registration Statement”).  The Prior Registration Statement has been withdrawn and no securities were sold thereunder.  The remaining unused $183,631.68 from the Prior Registration Statement may be used to offset future registration fees in accordance with Rule 457(p).

PROSPECTUS

Virgin Media Inc.

25,769,060 shares of
Common Stock

Virgin Media Inc. (“Virgin Media”), may from time to time offer and sell common stock of Virgin Media, par value $0.01 per share (“Common Stock”) on exercise of certain warrants (the “Warrants”) which were originally issued by Virgin Media’s predecessor on January 10, 2003 and in relation to which Virgin Media entered into a First Supplemental Warrant Agreement on March 3, 2006 and a Second Supplemental Warrant Agreement on December 11, 2007.  The Warrants are currently exercisable for an aggregate of 25,769,060 shares of Common Stock at an exercise price of $105.17 per share of Common Stock issuable upon exercise.

If all of the Warrants were exercised, the aggregate net proceeds would be approximately $2,710,132,040.  We intend to use any net proceeds received from the exercise of the Warrants for general corporate purposes.

Our Common Stock is currently listed on the NASDAQ Global Select Market under the symbol “VMED”.  Our Warrants are currently listed on the NASDAQ Global Select Market under the symbol “VMED.W”.

Before you make your investment decision, we urge you to carefully read the “Risk Factors” section beginning on page 26 of our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on February 26, 2009, which is incorporated herein by reference, where we describe risks associated with our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus is dated March 3, 2009

You should carefully read both this prospectus together with additional information described below under the heading “Where You Can Find More Information.”

As used in this prospectus, all references to the “Company”, “Virgin Media”, the “Registrant”, “we”, “us” and “our” and all similar references are to Virgin Media Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION

Virgin Media Inc. files annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission (the “SEC”).  The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Also, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.  The public may obtain any documents that we file electronically with the SEC at www.sec.gov.

In addition, you may request copies of documents filed by us with the SEC without charge by writing or telephoning our office of Investor Relations:

Virgin Media Inc.

909 Third Avenue, Suite 2863

New York, New York 10022

United States

Attention: Investor Relations

Telephone:  +1 (212) 906-8440

You may also obtain a copy of these filings from our website at www.virginmedia.com.  The investor relations section of our website can be accessed under the heading “About Virgin Media—Investors Information”.  The information on our website is not intended to be incorporated into this prospectus by reference and should not be considered a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus.  This prospectus is a part of the registration statement and does not contain all the information in the registration statement.  Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.  You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website as listed above.

INCORPORATION BY REFERENCE

The SEC rules allow us to incorporate by reference into this prospectus information filed with the SEC.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus from the date we file that document.  Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the documents set forth below that have been previously filed with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 26, 2009; and

•                  the description of our Common Stock set forth in Exhibit 99.2 to our Quarterly Report on Form 10-Q, filed on May 8, 2008.

Any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering shall be deemed to be incorporated by reference into this prospectus.  To obtain copies of these filings, please see “Where You Can Find More Information” above.

We are not incorporating, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Various statements included in this prospectus, and in the documents incorporated herein by reference, constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.  Words like “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions identify these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements. These factors, among others, include:

•                  the ability to compete with a range of other communications and content providers;

•                  the ability to manage customer churn;

•                  the ability to maintain and upgrade our networks in a cost-effective and timely manner;

•                  the ability to implement our restructuring plan successfully and realize the anticipated benefits;

•                  the general deterioration in economic conditions;

•                  the continued right to use the Virgin name and logo;

•                  possible losses in revenues due to systems failures;

•                  the ability to provide attractive programming at a reasonable cost;

•                  the ability to control unauthorized access to our network;

•                  the effect of technological changes on our businesses;

•                  the reliance on single-source suppliers for some equipment, software and services and third party distributors of our mobile services;

•                  currency and interest rate fluctuations;

•                  the ability to fund debt service obligations through operating cash flow and refinance our debt obligations;

•                  the ability to obtain additional financing in the future;

•                  the ability to comply with restrictive covenants in our indebtedness agreements; and

•                  the extent to which our future cash flow will be sufficient to cover our fixed charges.

These and other factors are discussed in more detail in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 26, 2009.  See also “Where You Can Find More Information” above for information about how to obtain a copy of the documents incorporated by reference into this prospectus.  We assume no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.

PROSPECTUS SUMMARY

Virgin Media Inc.

Virgin Media’s principal executive office is located at 909 Third Avenue, Suite 2863, New York, New York 10022, United States, and its telephone number is (212) 906-8440.  For further information regarding Virgin Media, see the “Business” section of Virgin Media’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 26, 2009, which is incorporated by reference into this prospectus.

THE OFFERING

Issuer	Virgin Media Inc.

Securities Offered	25,769,060 shares of Common Stock upon exercise of the Warrants

Offering Price	$105.17 per share of Common Stock, subject to adjustment in accordance with the terms of the Warrants

Common Stock Outstanding	Approximately 328,131,207 shares of Common Stock as of February 26, 2009

Voting Rights	Holders of our Common Stock have one vote per share

Use of Proceeds	We intend to use the net proceeds from the exercise of the Warrants for general corporate purposes

NASDAQ Symbol	VMED

Risk Factors

For a discussion of risks you should consider carefully before investing in our shares of Common Stock, see the “Risk Factors” section beginning on page 26 of Virgin Media’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 26, 2009, which is incorporated by reference into this prospectus.

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RISK FACTORS

For a discussion of risks you should consider carefully before investing in our shares of Common Stock, see the “Risk Factors” section beginning on page 26 of our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 26, 2009, which is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We are offering shares of Common Stock upon the exercise of certain warrants (the “Warrants”) originally issued by our predecessor Virgin Media Holdings Inc., a Delaware corporation formerly known as NTL Holdings Inc. (itself formerly known as NTL Incorporated), under that certain Series A Warrant Agreement dated January 10, 2003 (the “Warrant Agreement”) as supplemented by that certain First Supplemental Warrant Agreement dated March 3, 2006 (the “First Supplemental Warrant Agreement”) and as further supplemented by that certain Second Supplemental Warrant Agreement dated December 11, 2007 (the “Second Supplemental Warrant Agreement”).  The Warrant Agreement, the First Supplemental Warrant Agreement and the Second Supplemental Warrant Agreement are included herein as Exhibits 4.1, 4.2 and 4.3, respectively.

DETERMINATION OF OFFERING PRICE

The shares offered hereby are issuable upon exercise of the Warrants at a per share exercise price of $105.17, subject to adjustment in accordance with the terms of the Warrants.

USE OF PROCEEDS

We intend to use the net proceeds from the exercise of the Warrants for general corporate purposes.

VALIDITY OF THE SECURITIES

In connection with the offering of shares of Common Stock upon exercise of the Warrants, the validity of the Common Stock has been passed upon for Virgin Media by Fried, Frank, Harris, Shriver & Jacobson (London) LLP, London.

EXPERTS

The consolidated financial statements and financial statement schedule of Virgin Media included in its Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Virgin Media’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in its reports thereon, included therein, which are incorporated by reference into this prospectus.  Such financial statements and schedule, and management’s assessment of the effectiveness of Virgin Media’s internal control over financial reporting as of December 31, 2008, have been incorporated by reference into this prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                                    Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by Virgin Media in connection with a distribution of securities registered under this registration statement:

Estimated Amount to be Paid

SEC registration fee	$106,508
Legal fees and expenses	40,000
Accounting fees and expenses	10,000
Printing fees and miscellaneous	2,000
Total	$158,508

Item 15.                                                    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the U.S. Securities Act of 1933 (the “Securities Act”).  In order to receive indemnification, the director, officer, employee or agent must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.  However, in the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise.  Our certificate of incorporation and restated bylaws require us to indemnify our officers and directors to the full extent permitted by Delaware law.  The indemnification permitted under Delaware is not exclusive of any other rights to which these persons may be entitled.

Section 102(b)(7) of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for:

•                  breaches of the duty of loyalty to the corporation or its stockholders;

•                  acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law;

•                  unlawful payments of dividends, stock purchases or redemptions; or

•                  transactions from which a director derives an improper personal benefit.

Our certificate of incorporation limits to the full extent permitted by Delaware law our directors’ liability to us and our stockholders for monetary damages for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation.  Our certificate of incorporation and restated bylaws provide that we may, to the full extent permitted by law, purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against him or her and we currently maintain this insurance.  We have liability insurance covering our directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act.

In addition, we provide indemnity agreements to our officers and directors.  Under our restated bylaws and these indemnity agreements, we must indemnify an indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of ours.  We are also obligated to advance expenses an indemnitee may incur in connection with these actions before any resolution of the action.  The form of indemnity agreement provided to our directors and officers has been filed as Exhibit 10.40 to our Annual Report on Form 10-K for the year ended December 31, 2006, and is incorporated herein by reference.

Item 16.                                                    Exhibits

Exhibit No.	Description of Exhibit
4.1

Series A Warrant Agreement dated January 10, 2003 (Incorporated by reference to Exhibit 3 to the Registration Statement on Form 8-A of Virgin Media Holdings Inc. as filed with the Securities and Exchange Commission on January 10, 2003).

4.2

First Supplemental Warrant Agreement dated March 3, 2006 (Incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 6, 2006).

4.3

Second Supplemental Warrant Agreement dated December 11, 2007 (Incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on February 29, 2008).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, is contained in its opinion filed as Exhibit 5.1 hereto.

24.1*	Powers of Attorney (included on signature page).

*                                         Filed herewith.

Item 17.                                                    Undertakings

The undersigned Registrant hereby undertakes:

(a)(1)                    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                      That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England on the 3rd day of March, 2009.

VIRGIN MEDIA INC.

By: /s/ BRYAN H. HALL

Name: Bryan H. Hall
Title: Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry V. Elliott, Chief Financial Officer, and Bryan H. Hall, Secretary and General Counsel, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ NEIL BERKETT	Chief Executive Officer and	March 3, 2009
Neil Berkett	Director (Principal Executive Officer)

/s/ JERRY V. ELLIOTT	Chief Financial Officer	March 3, 2009
Jerry V. Elliott	(Principal Financial Officer)

/s/ ROBERT GALE	Vice President – Controller	March 3, 2009
Robert Gale	(Principal Accounting Officer)

/s/ CHARLES ALLEN	Director	March 3, 2009
Charles Allen

/s/ EDWIN M. BANKS	Director	March 3, 2009
Edwin M. Banks

/s/ JEFFREY D. BENJAMIN	Director	March 3, 2009
Jeffrey D. Benjamin

/s/ JAMES A. CHIDDIX	Director	March 3, 2009
James A. Chiddix

/s/ ANDREW COLE	Director	March 3, 2009
Andrew Cole

/s/ WILLIAM R. HUFF	Director	March 3, 2009
William R. Huff

/s/ GORDON MCCALLUM	Director	March 3, 2009
Gordon McCallum

/s/ JAMES F. MOONEY	Director	March 3, 2009
James F. Mooney

/s/ JOHN RIGSBY	Director	March 3, 2009
John Rigsby

/s/ STEVEN J. SIMMONS	Director	March 3, 2009
Steven J. Simmons

/s/ GEORGE R. ZOFFINGER	Director	March 3, 2009
George R. Zoffinger

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1

Series A Warrant Agreement dated January 10, 2003 (Incorporated by reference to Exhibit 3 to the Registration Statement on Form 8-A of Virgin Media Holdings Inc. as filed with the Securities and Exchange Commission on January 10, 2003).

4.2

First Supplemental Warrant Agreement dated March 3, 2006 (Incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on March 6, 2006).

4.3

Second Supplemental Warrant Agreement dated December 11, 2007 (Incorporated by reference to Exhibit 4.12 to the Annual Report on Form 10-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on February 29, 2008).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, is contained in its opinion filed as Exhibit 5.1 hereto.

24.1*	Powers of Attorney (included on signature page).

*                                         Filed herewith.